SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 16, 2000



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                  1-12334                95-4114732
           --------                  -------                ----------
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

     MAY 16, 2000 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (OTC BB SYMBOL: FPXA) today announced that it added two new members to its Board of Directors. John E. "Jack" McConnaughy, Jr. and Martin "Marty" Lacoff were appointed to fill two vacant seats on the board of directors. Mr. McConnaughy and Mr. Lacoff will serve subject to confirmation of the Company's shareholders at its annual meeting in 2001.

     Mr. McConnaughy currently serves as Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company which he founded in 1985. His distinguished career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he served as Chairman and CEO of Peabody International Corp. and Chairman and CEO of GEO International Corp. During his tenure at Peabody, Mr. McConnaughy built the sales of the company from $23 million to $850 million, ranking 8th of the Fortune 500 Companies in growth of earnings per share during that period. He was also named Outstanding Chief Executive Officer for the environmental control industry for 1975, 1976, and 1978 by Financial World Magazine. He retired from Peabody in February 1986 and GEO in October 1992.

     Mr. McConnaughy brings a rich background of executive and financial expertise to Fortune. He holds a B.A. of Economics from Denison University, in addition to having earned an M.B.A. in Marketing and Finance at Harvard's Graduate School of Business Administration. He is also an experienced director, having served on numerous company boards, including Texstar Corporation, First Bank Corp. (New Haven), Moore McCormack Resources, and Peabody International Corp. In addition to Fortune, Mr. McConnaughy currently serves as a Director on six boards including Wave Systems, Inc. (NASDAQ NM: WAVX), Mego Financial Corp. (NASDAQ NM: MEGO), Riddell Sports, Inc. (AMEX: RDC), Levcor International, Inc. (OTC BB: LEVC), DeVlieg Bullard, Inc. (OTC BB: DVLGQ), and PetsChoice, Ltd., a private company. He also serves on the Board of Trustees and Executive Committee of the Strang Cancer Prevention Center and as Chairman of the Board for the Harlem School of the Arts.

     Mr. Lacoff currently serves as the president of M&C Consulting, Inc., a position he has held since founding the company over five years ago. M&C Consulting provides financial consulting to corporations and other organizations. Mr. Lacoff formerly served as President and Vice Chairman of Walker Energy Partners which became Texas Meridian Resources Corporation and is now called Meridian Resources Corporation. Prior to that, Mr. Lacoff served as President and Chairman of both LaClare Petroleum Inc. and LaClare Securities Inc., which raised and invested approximately $250 million for direct investment in oil and gas industry projects. Mr. Lacoff serves on the board of directors of several private companies, none of which are affiliated with the energy industry.

     Mr. Lacoff received his B.S. degree in engineering from Rensselaer Polytechnic Institute and his MBA in finance from the William E. Simon Graduate School of Business Administration at the University of Rochester.

     Commenting on the appointments, Tyrone J. Fairbanks, President and Chief Executive Officer of Fortune Natural Resources Corporation, stated, "We are so very pleased to add individuals with the knowledge and experience of Jack McConnaughy and Marty Lacoff to our Board of Directors. Both have been significant securities holders in our company for many years and trusted advisors to management. Their extensive experience will benefit Fortune Natural Resources Corporation as the Company continues the execute its business strategy."

     FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's latest Report on Form 10-KSB/A, as well as other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.

                                  ************
                                              Company Contact:  Angela R. McLane
                                                      Asst. to the President/CEO
                                                                 (281)  872-1170

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FORTUNE NATURAL RESOURCES CORPORATION



                              By:   /s/ Dean W. Drulias
                                   ---------------------------------
                                   Dean W. Drulias
                                   Executive Vice President and General Counsel



Date:  May 16, 2000